                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 30, 1997


_______________________________________________________________________________
                          Borland International, Inc.
               (Exact name of registrant as specified in charter)

_______________________________________________________________________________
         Delaware                        33-80946            94-2895440
 (State or other jurisdiction          (Commission          (IRS Employer
     of incorporation)                 File Number)      Identification No.)

_______________________________________________________________________________
     100 Borland Way, Scotts Valley, California              95066-3249
     (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code   (408) 431-1000
                                                          --------------


                                 Not applicable
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On June 30, 1997, the Registrant completed the initial closing (the "Initial Closing") of a privately placed equity financing pursuant to a series of subscription agreements (the "Financing Agreements") with 22 investors (the "Investors"). The Financing Agreements contemplate several closings of sales of Series B Preferred Stock (the "Series B Shares") and warrants to purchase Common Stock (the "Warrants") which closings are subject to various conditions. At the Initial Closing, the Registrant raised net proceeds of approximately $25 million through the sale of 495 Series B Shares and Warrants to purchase up to 198,000 shares of the Registrant's Common Stock. After the satisfaction of certain holding periods, each Series B Share is convertible, at the option of its holder, into shares of Common Stock of the Registrant based upon a conversion price equal to the lower of the lowest closing market price of the Registrant's Common Stock during the seven trading days before the conversion date or $6.94. The Warrants have an exercise price of $8.67 per share. Subject to various conditions, the Financing Agreements provide for the issuance of an additional 55 Series B Shares and Warrants to purchase 22,000 shares of the Registrant's Common Stock which is to be made at a second closing and on the same terms applicable at the Initial Closing.

     Subject to various additional conditions, including, but not limited to, approval of the Registrant's stockholders, the Registrant has the option ("Company Put Option") to require the Investors to purchase additional Series B Shares and Warrants, and the Investors have the right to require that the Registrant sell to them additional Series B Shares and Warrants ("Investor Call Options"). The maximum number of additional Series B Shares and Warrants which the Registrant may require the Investors to purchase is 500 Series B Shares, for an additional purchase price of approximately $25 million, and Warrants to purchase 200,000 shares of the Registrant's Common Stock. If the Registrant exercises its right to sell the maximum number of shares pursuant to the Company Put Option, the Investors may require that the Registrant sell to them pursuant to the Investor Call Options a maximum of 420 additional Series B Shares, for a purchase price of approximately $21 million, (or 220 Series B Shares, for a purchase price of approximately $11 million, if the Registrant does not exercise the Company Put Option) and the number of shares subject to additional Warrants would be 168,000 (or 88,000 if the Registrant does not exercise the Company Put Option). The Series B Shares and Warrants issued upon exercise of the Company Put Option or the Investor Call Options will have the same terms and rights as the Series B Shares and Warrants issued at the Initial Closing except that the maximum conversion price and exercise price, respectively, will be based upon the market price of the Registrant's Common Stock at the time of each subsequent issuance of such Series B Shares and Warrants.

     Notwithstanding the above, in order to comply with the rules of the Nasdaq Stock Market which require stockholder approval for issuances of 20% or more of the Registrant's outstanding stock, the number of shares of the Registrant's Common Stock issuable pursuant to this financing cannot exceed 20% of the Registrant's outstanding Common Stock unless the Registrant obtains the approval of the Registrant's stockholders.

TERMS OF THE SERIES B SHARES

     The following is a summary of the rights, preferences and privileges of the Series B Shares and the rights granted pursuant to the Financing Agreements:

     Dividends. The Series B Shares are not entitled to any preference with respect to dividend payments.

     Voting Rights. The holders of the Series B Shares are entitled to that number of votes as shall be equal to the number of shares of Common Stock into which each Series B Share is convertible on the record date for any meeting of stockholders. In addition, the approval of the holders of at least 66 2/3% of the outstanding Series B Shares, voting separately as a class, is required for approval of any amendment to the Registrant's Certificate of Incorporation which adversely affects the powers, preferences or rights of the Series B Shares or any amendment to or waiver of the terms of the Series B Shares.

     Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of the Registrant, the holder of each Series B Share shall be entitled to be paid $50,000 per share (the amount initially paid for such shares) out of the assets of the Registrant. If the assets of the Registrant upon such event are insufficient to make such payment in full, then the holders of Series B Shares shall be entitled to pro rata distribution of all the assets of the Registrant. After payment in full of the liquidation preference to the holders of Series B Shares, such holders are entitled to no further distributions.

     Conversion. The Series B Shares are convertible into shares, of Common Stock, at the election of the holder of such Series B Shares, at a price (the "Conversion Rate") equal to the lower of the market price at the original date of issuance of such share (the "Initial Price") or the market price when a holder of Series B Shares delivers notice of his election to convert such shares ("Notification Date"). "Market price" is generally determined by the closing price for the Registrant's Common Stock on the applicable date.

     Subject to conditions specified below, the Investor(s) may convert, in aggregate, up to a maximum of a specified percentage of the Series B Shares according to the following schedule:

             Days from Closing             % of Shares Convertible
             -----------------             -----------------------
               1 through 45                           0
              46 through 90                          20
             91 through 135                          40
            136 through 180                          60
            181 through 225                          80
           greater than 225                         100

The above limitations on conversion would be eliminated (i) during any Forced Conversion Period (as hereinafter defined) and/or (ii) for any conversions at an effective Conversion Rate which is greater than Conversion Rate applicable when the shares are originally issued, as adjusted in accordance with the Certificate of Determination filed for the Series B Shares.

     Any Series B Shares outstanding five years after the date such shares were initially issued would automatically convert into shares of the Registrant's Common Stock at the then applicable Conversion Rate.

     Adjustments to Conversion Rate. The Conversion Rate is subject to proportional adjustment upon any stock split, stock dividend or other similar change to the capital stock of the Registrant. Upon an acquisition of the Registrant involving a sale of all or substantially all of the assets of the Registrant and upon a merger, consolidation or other corporate reorganization of the Registrant which results in the transfer of more than 50% of the voting power of the Registrant, the holders of the Series B Shares are treated as if they had converted such shares immediately prior to the consummation of such transaction.

     Mandatory Conversion. Following at least (i) 90 calendar days of effectiveness of a registration statement to be filed by the Registrant with the Securities and Exchange Commission (as described below) and (ii) 20 consecutive trading days during which the closing market price of the Registrant's Common Stock is no less than twice the Initial Price, the Registrant may elect to deliver a mandatory conversion notice to all holders of Series B Shares ("Forced Conversion Notice"). Upon receipt of a Forced Conversion Notice, each Investor would be required to convert any and all Series B Shares held by such Investor within the 30 calendar days immediately following receipt of such Forced Conversion Notice ("Forced Conversion Period").

     A Forced Conversion Notice would be deemed null and void, however, if any time during the Forced Conversion Period, (i) the Registrant's Common Stock trades at a market price which is less than 85% of the closing market price on the day such Forced Conversion Notice is delivered, (ii) the Registrant's Common Stock is suspended from trading, (iii) the effectiveness of the Registration Statement is suspended, and/or (iv) the Registrant is in material breach of the Financing Agreements.

     Redemption. Upon at least 20 trading days' written notice, the Registrant may elect to redeem, on the date which is the second, third or fourth anniversary of effectiveness of the Registration Statement, all of the Series B Shares which remain outstanding on the date which is the second anniversary of effectiveness of the Registration Statement, at 110% of par. Subject to certain conditions, the Registrant also has a right to call for redemption if the Conversion Rate is less than $6 per share.

     Registration Rights. The Registrant is obligated to promptly (and in any event prior to September 30, 1997) file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to cover the Registrant's Common Stock issuable upon the conversion of the Series B Shares and exercise of the Warrants and/or the resale of such shares. The Registrant is obligated to use its reasonable best efforts to have the Registration Statement declared effective by the SEC and remain effective until the Registrant's Common Stock subject to the Registration Statement may otherwise be freely traded without registration. The Registrant is also obligated to list such shares on the Nasdaq National Market and to take certain actions to comply with applicable state securities laws and regulations.

TERMS OF THE WARRANTS

     For each Series B Share purchased by an Investor, the Registrant is obligated to grant to such Investor Warrants to purchase 400 shares of the Registrant's Common Stock. The Warrants have a four year term and an exercise price equal to 125% of the market price for the Registrant's Common Stock at the original date of issuance of such Warrants. The terms of exercise of the Warrant are subject to customary adjustments on stock splits, stock dividends, any merger or acquisition involving the Registrant and similar transactions, such as to permit the Investors to receive upon exercise of the Warrants that which they would have received had they exercised the Warrants immediately prior to any such transaction.

CLOSINGS AND OPTIONS.

     The first closing of the sale of Series B Shares and Warrants took place on June 30, 1997. At the Initial Closing, 495 Series B Shares and Warrants for the purchase of 198,000 shares of Common Stock were issued for aggregate net proceeds of approximately $25 million. A second closing (the "Second Closing") is to occur pursuant to the Financing Agreements within three (3) business days following the earlier of (i) the date of effectiveness of the Registration Statement and (ii) the date on which the Investors may, as a group, elect. At such closing the Investors are obligated to purchase for an additional payment of approximately $2.5 million, an additional 55 Series B Shares and Warrants to purchase 22,000 shares of Common Stock. If the Second Closing does not occur before June 30, 1998, each Investor would not be required to deliver any additional funds to the Registrant, but the Registrant would nonetheless be obligated to deliver the 55 Series B Shares and related Warrants.

     Company Put Option. Beginning September 30, 1997 and ending March 31, 1998, the Registrant may require that the Investors purchase up to 500 additional Series B Shares, for a purchase price of approximately $25 million, and related Warrants (pro rata per Investor) under the same terms and conditions as the initial issuance of Series B Shares, except that the initial conversion price for the Series B Shares and the Warrant exercise price will be based upon the market price at the time of such investment. The Registrant's ability to exercise such option is subject to a number of conditions, including, among others: (i) the Registrant has obtained stockholder approval; (ii) the Registrant's representations and warranties set forth in the Financing Agreements continue to be accurate; (iii) the Registrant's revenues from the period beginning April 1, 1997 and ending September 30, 1997 are at least $50,000,000; (iv) the Registration Statement has been effective for at least 30 consecutive calendar days; (v) the Registrant's Common Stock has not been delisted from the Nasdaq National Market and/or suspended from trading; (vi) there has been no change of control involving the Registrant; (vii) the market price for the Registrant's Common Stock has been not less than $5.00 per share during the 20 trading days immediately preceding such put; and (viii) certain tests are met regarding minimum average daily trading volume in the Registrant's Common Stock.

     Investor Call Options. At any time from June 30, 1998 through June 30, 2000, each Investor has the right to require that the Registrant issue for every five (5) unconverted Series B Shares held by such Investor at June 30, 1998 (or such earlier date as there has been a mandatory conversion), up to an additional two (2) Series B Shares along with a pro-rata share of Warrants. Such right may be exercised only at such time(s) that the closing market price of the Registrant's

Common Stock is greater than $8.00 per share and is otherwise subject to the same terms and conditions as apply to the Second Closing.

LIMITATIONS ON CONVERSION AND EXERCISE

     The Financing Agreements provide that the number of shares of the Registrant's Common Stock issuable upon conversion of the Series B Shares or exercise of the Warrants cannot exceed 20% of the outstanding shares of the Registrant's Common Stock without approval of the stockholders of the Registrant. Likewise, the number of shares of Registrant Common Stock issuable from to time to any single Investor cannot exceed 5% or more of the Registrant's outstanding Common Stock.

EFFECT ON RIGHTS OF EXISTING SECURITY HOLDERS

     There is no change to the rights, preferences or privileges of the holders of the Registrant's Common Stock as a result of the transactions which are the subject of the Financing Agreements. However, in addition to the dilutive impact of the issuance of additional shares of capital stock, the Series B Shares have a liquidation preference which entitles the holders thereof to receive payment upon any dissolution or liquidation of the Registrant in preference to the holders of Common Stock. The amount of such preference is equal to $50,000 per share, the original purchase price for such shares.

     Based upon closing trading price of the Registrant's Common Stock on June 30, 1997, approximately 3,765,000 shares of Common Stock would be issuable upon conversion of all 495 Series B Shares and exercise of all 198,000 Warrants issued at the Initial Closing. This represents approximately 9.2% of the number of outstanding shares of the Registrant's Common Stock as of such date including such new issuance. If the Registrant does not exercise the Company Put Option and the Investors exercise the Investors Call Options in full, the maximum number of shares of Common Stock issuable based upon the closing trading price of the Registrant's Common Stock as of June 30, 1997 would be 5,857,000, representing approximately 13.6% of the Registrant's outstanding Common Stock on June 30, 1997 including such new issuance. If the stockholders of the Registrant approve the issuance of additional Common Stock pursuant to the Financing Agreements and on the assumption that there is a full exercise by the Registrant of the Company Put Option and a full exercise by the Investors of the Investor Call Options, based upon the closing trading of the Registrant's Common Stock on June 30, 1997, approximately 11,182,000 shares of Common Stock would be issuable upon conversion of all 1,470 Series B Shares and exercise of all 588,000 Warrants, representing approximately 23.1% of the number of shares of the Registrant's Common Stock outstanding as of June 30, 1997 including such new issuance. The conversion ratio for the Series B Shares is determined by the market price of the Registrant's Common Stock at the time of future issuance and/or conversion; therefore it is not possible at this time to determine the maximum number of common shares issuable.

     ITEM 7.  EXHIBITS.

     (a) Financial statements of business acquired.

               Not applicable.

     (b) Pro forma financial information.

               Not applicable.

     (c) Exhibits.

         Exhibit No.                               Description
         -----------                               -----------
             3.1        Certificate of Designation for Series B Preferred Stock

            10.1 Form of Convertible Securities Subscription Agreement for Series B Preferred Stock

            10.2 Form of Registration Rights Agreement for Series B Preferred Stock

            99.1        Press Release of Borland dated June 30, 1997.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BORLAND INTERNATIONAL, INC.



     Date:  July 11, 1997              By:   /s/  Hobart McK. Birmingham
                                            ----------------------------
                                             Hobart McK. Birmingham,
                                             Secretary

                                 EXHIBIT INDEX

         Exhibit No.                       Description                                       Sequentially
         -----------                       -----------                                       Numbered Page
                                                                                             -------------
             3.1             Certificate of Designation for Series B Preferred Stock

            10.1             Form of Convertible Securities Subscription Agreement for
                             Series B Preferred Stock

            10.2             Form of Registration Rights Agreement for Series B Preferred
                             Stock

            99.1             Press Release of Borland dated June 30, 1997.


                                                .